                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): September 7, 2000

                              BROADCOM CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         California                         000-23993                           33-0480482
      (State or Other                (Commission File Number)       (IRS Employer Identification No.)
Jurisdiction of Incorporation)

                  16215 Alton Parkway, Irvine, California 92618
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 450-8700

                                 Not Applicable
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)

   An amendment to the Current Reports on Form 8-K dated September 7, 2000, October 3, 2000 and October 6, 2000, filed on Form 8-K/A on November 13, 2000 ("Amendment No. 1"), was filed in order to include the historical financial statements of Altima Communications, Inc. ("Altima"), NewPort Communications, Inc. ("NewPort") and Silicon Spice Inc. ("Silicon Spice"), collectively the "Acquired Companies," and the unaudited pro forma financial information listed below. This Form 8-K/A ("Amendment No. 2") is being filed to revise the unaudited pro forma financial information to account for performance-based warrants assumed in the Altima and Silicon Spice acquisitions pursuant to Emerging Issues Task Force Topic D-90, "Grantor Balance Sheet Presentation of Unvested, Forfeitable Equity Instruments Granted to a Nonemployee" and to discuss the current status of those warrants, as further described in Note 2 of the Notes to Unaudited Pro Forma Condensed Combined Financial Information contained herein. No changes are being made in connection with the NewPort acquisition. Other than the changes noted above, we have not undertaken herein to amend, supplement or update any information contained in the original Forms 8-K or in Amendment No. 1 to give effect to subsequent events.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

    Previously filed with Amendment No. 1.

(b) Pro forma financial information.

    The following unaudited pro forma condensed financial information is being filed herewith:

    Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2000 (restated).

    Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2000 (restated) and the twelve months ended December 31, 1999 (restated).




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

ITEM 7.(b) PRO FORMA FINANCIAL INFORMATION.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  June 30, 2000
                                 (In thousands)

                                                             HISTORICAL
                                       -------------------------------------------------------     PRO FORMA          PRO FORMA
                                        BROADCOM         ALTIMA        NEWPORT   SILICON SPICE    ADJUSTMENTS         COMBINED
                                       -----------    -----------    ----------- -------------    -----------        -----------
                                                                                                   (restated)         (restated)
ASSETS
Current assets:
  Cash and cash equivalents            $   280,880    $     5,045    $    18,120    $    49,716    $        --       $   353,761
  Short-term investments                    98,982             --             --          3,145             --           102,127
  Accounts receivable, net                 117,075          5,753             54             --             --           122,882
  Inventory                                 38,617          2,413             --             --             --            41,030
  Deferred taxes                             8,380            520             --             --             --             8,900
  Prepaid expenses and other
    current assets                          26,317            190            205          1,037             --            27,749
                                       -----------    -----------    -----------    -----------    -----------       -----------
          Total current assets             570,251         13,921         18,379         53,898             --           656,449
Property and equipment, net                 62,786            939          3,696          9,368             --            76,789
Deferred taxes                             293,160             --             --             --       (116,460)(a)       176,700
Goodwill and purchased intangibles,
  net                                           --            940             --             --      1,890,646 (a)     1,891,586
Other assets                                15,309             74              2            585             --            15,970
                                       -----------    -----------    -----------    -----------    -----------       -----------
          Total assets                 $   941,506    $    15,874    $    22,077    $    63,851    $ 1,774,186       $ 2,817,494
                                       ===========    ===========    ===========    ===========    ===========       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable               $    62,400    $     3,159    $       699    $     2,864     $       --       $    69,122
  Wages and related benefits                11,025             --             --            449             --            11,474
  Accrued liabilities                       22,139          4,324            401             --         13,770 (b)        40,634
  Current portion of long-term debt          1,167            939            889          4,636             --             7,631
                                       -----------    -----------    -----------    -----------    -----------       -----------
          Total current liabilities         96,731          8,422          1,989          7,949         13,770           128,861
Long-term debt, less current portion           966             --          2,451          3,518             --             6,935
Shareholders' equity
  Common stock                             681,092         23,907         29,050         96,802       (149,759)(c)     3,622,243
                                                                                                     2,941,151 (d)
  Notes receivable from employees           (1,426)            --             --         (1,025)            --            (2,451)
  Deferred stock-based compensation        (10,414)       (12,610)            --             --       (680,717)(a)      (691,131)
                                                                                                        12,610 (c)
  Retained earnings (accumulated
    deficit)                               174,557         (3,845)       (11,413)       (43,393)      (421,520)(e)      (246,963)
                                                                                                        58,651 (c)
                                       -----------    -----------    -----------    -----------    -----------       -----------
          Total shareholders' equity       843,809          7,452         17,637         52,384      1,760,416         2,681,698
                                       -----------    -----------    -----------    -----------    -----------       -----------
          Total liabilities and
            shareholders' equity       $   941,506    $    15,874    $    22,077    $    63,851    $ 1,774,186       $ 2,817,494
                                       ===========    ===========    ===========    ===========    ===========       ===========


See accompanying notes to unaudited pro forma condensed combined financial information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 2000
                      (In thousands, except per share data)

                                                             HISTORICAL
                                       ----------------------------------------------------   PRO FORMA          PRO FORMA
                                        BROADCOM       ALTIMA       NEWPORT   SILICON SPICE   ADJUSTMENTS        COMBINED
                                       -----------   -----------   ---------  -------------   -----------       -----------
                                                                                              (restated)        (restated)
Revenue                                 $ 436,768    $  14,722     $     507     $      --     $      --        $ 451,997
Cost of revenue                           181,597        6,627            --            --            --          188,224
                                        ---------    ---------     ---------     ---------     ---------        ---------
Gross profit                              255,171        8,095           507            --            --          263,773
Operating expense:
  Research and development                 97,558        3,846         4,548        11,562            --          117,514
  Selling, general and
    administrative                         42,761        3,456         1,883         3,858            --           51,958
  Stock-based compensation expense             --           --            --            --        98,380 (g)       98,380
  Amortization of goodwill and
    purchased intangibles                      --           --            --            --       192,059 (f)      192,059
  Merger related costs                      4,745           --            --            --            --            4,745
                                        ---------    ---------     ---------     ---------     ---------        ---------
Income (loss) from operations             110,107          793        (5,924)      (15,420)     (290,439)        (200,883)
Interest and other income, net              8,050          130           333         1,265            --            9,778
                                        ---------    ---------     ---------     ---------     ---------        ---------
Income (loss) before income taxes         118,157          923        (5,591)      (14,155)     (290,439)        (191,105)
Provision (benefit) for income taxes       23,631          140             1            --       (28,810)(h)       (5,038)
                                        ---------    ---------     ---------     ---------     ---------        ---------
Net income (loss)                       $  94,526    $     783     $  (5,592)    $ (14,155)    $(261,629)       $(186,067)
                                        =========    =========     =========     =========     =========        =========
Basic earnings (loss) per share         $    0.44                                                               $    (.84)
                                        =========                                                               =========
Diluted earnings (loss) per share       $    0.37                                                               $    (.84)
                                        =========                                                               =========
Weighted average shares (basic)           212,911                                                                 222,199
                                        =========                                                               =========
Weighted average shares (diluted)         253,261                                                                 222,199
                                        =========                                                               =========


See accompanying notes to unaudited pro forma condensed combined financial information.





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

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 For the Twelve Months Ended December 31, 1999
                      (In thousands, except per share data)

                                                             HISTORICAL
                                       ----------------------------------------------------   PRO FORMA          PRO FORMA
                                        BROADCOM       ALTIMA       NEWPORT   SILICON SPICE   ADJUSTMENTS        COMBINED
                                       -----------   -----------   ---------  -------------   -----------       -----------
                                                                                              (restated)        (restated)

Revenue                                  $ 521,225    $   5,041     $     658     $      --     $      --        $ 526,924
Cost of revenue                            211,991        2,400            --            --            --          214,391
                                         ---------    ---------     ---------     ---------     ---------        ---------
Gross profit                               309,234        2,641           658            --            --          312,533
Operating expense:
  Research and development                 121,733        3,302         3,797        13,936            --          142,768
  Selling, general and administrative       62,602        2,275         1,874         4,645            --           71,396
  Stock-based compensation expense              --           --            --            --       196,760 (g)      196,760
  Amortization of goodwill and
    purchased intangibles                       --           --            --            --       384,118 (f)      384,118
  Merger related costs                      15,210           --            --            --            --           15,210
  Litigation settlement costs               17,036           --            --            --            --           17,036
                                         ---------    ---------     ---------     ---------     ---------        ---------
Income (loss) from operations               92,653       (2,936)       (5,013)      (18,581)     (580,878)        (514,755)
Interest and other income, net               8,648          288            96            72            --            9,104
                                         ---------    ---------     ---------     ---------     ---------        ---------
Income (loss) before income taxes          101,301       (2,648)       (4,917)      (18,509)     (580,878)        (505,651)
Provision (benefit) for income taxes        28,830           --             1            --       (52,253)(h)      (23,422)
                                         ---------    ---------     ---------     ---------     ---------        ---------
Net income (loss)                        $  72,471    $  (2,648)    $  (4,918)    $ (18,509)    $(528,625)       $(482,229)
                                         =========    =========     =========     =========     =========        =========
Basic earnings (loss) per share          $    0.36                                                               $   (2.29)
                                         =========                                                               =========
Diluted earnings (loss) per share        $    0.31                                                               $   (2.29)
                                         =========                                                               =========
Weighted average shares (basic)            201,667                                                                 210,955
                                         =========                                                               =========
Weighted average shares (diluted)          235,651                                                                 210,955
                                         =========                                                               =========

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

   The following unaudited pro forma condensed combined financial statements give effect to the acquisitions by Broadcom Corporation (the "Company") of Altima Communications, Inc. ("Altima"), NewPort Communications, Inc. ("NewPort") and Silicon Spice Inc. ("Silicon Spice"), collectively, the "Acquired Companies." These acquisitions were completed on September 7, 2000, October 3, 2000 and October 6, 2000, respectively.

   The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations (the "Pro Forma Statements of Operations") for the twelve months ended December 31, 1999 and the six months ended June 30, 2000 give effect to each of the acquisitions of the Acquired Companies, accounted for as purchase business combinations, as if each had occurred on January 1, 1999. The Pro Forma Statements of Operations are based on historical results of operations of the Company and each of the Acquired Companies for the twelve months ended December 31, 1999 and the six months ended June 30, 2000. The Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") gives effect to each acquisition as if each had occurred on June 30, 2000. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with, and are qualified by reference to, the historical financial statements of the Company and the Acquired Companies and the related notes thereto.

   The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company after the acquisitions of the Acquired Companies, or of the financial position or results of operations of the Company that would have actually occurred had the acquisitions of the Acquired Companies been effected on January 1, 1999.

2. PRO FORMA ASSUMPTIONS

   The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of the Acquired Companies at June 30, 2000, and is included for illustrative pro forma purposes only. The Company is in the process of obtaining independent appraisals of the fair value of acquired in-process research and development and identifiable intangible assets as of the acquisition dates. Accordingly, these allocations are preliminary and are subject to change upon the completion of the independent third party valuations. Assuming the transactions had occurred on June 30, 2000, the preliminary allocations would have been as follows (in thousands):

                                                                                 SILICON
                                                  ALTIMA         NEWPORT          SPICE            TOTAL
                                                -----------     -----------     ----------      -----------
                                                 (revised)                      (revised)        (revised)
Assumed value of shares of the
  Company's common stock issued and
  value of Company's restricted common
  stock and employee stock options exchanged    $   530,508     $ 1,285,578     $ 1,125,065     $ 2,941,151
Estimated transaction costs                           1,025             175          12,570          13,770
                                                -----------     -----------     -----------     -----------
Estimated total acquisition costs                   531,533       1,285,753       1,137,635       2,954,921
Less: net assets assumed                              7,452          17,637          53,409          78,498
                                                -----------     -----------     -----------     -----------
Unallocated excess of acquisition
  costs over net assets assumed                 $   524,081     $ 1,268,116     $ 1,084,226     $ 2,876,423
                                                ===========     ===========     ===========     ===========
Preliminary allocation to:
  In-process research and development           $     3,970     $   198,250     $   219,300     $   421,520
  Goodwill and purchased intangibles                381,888         889,260         619,498       1,890,646
  Deferred taxes                                    (21,268)        (80,396)        (14,796)       (116,460)
  Deferred stock-based compensation                 159,491         261,002         260,224         680,717
                                                -----------     -----------     -----------     -----------
                                                $   524,081     $ 1,268,116     $ 1,084,226     $ 2,876,423
                                                ===========     ===========     ===========     ===========

   The purchase price of Altima consists of 2,536,820 shares of common stock which includes a) 1,529,653 shares of common stock valued at $332.9 million based upon the Company's stock price for a short period just before and after the Company and Altima reached agreement and the proposed transaction was announced and b) 1,007,167 shares of restricted common stock and employee stock options valued at $197.6 million in accordance with FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB No. 25" ("FIN 44").

   In addition to the purchase consideration, the Company has reserved 2,889,667 additional shares of common stock for future issuance to customers upon the exercise of outstanding performance-based warrants of Altima that were assumed by the Company and become exercisable upon the satisfaction by customers of certain purchase requirements.

   The purchase price of NewPort consists of 5,622,119 shares of common stock which includes a) 4,255,444 shares of common stock valued at $1,001.9 million based upon the Company's stock price for a short period just before and after the Company and NewPort reached agreement and the proposed transaction was announced and b) 1,366,675 shares of restricted common stock and employee stock options valued at $283.7 million in accordance with FIN 44.

   The purchase price of Silicon Spice consists of 4,951,265 shares of common stock which includes a) 3,503,570 shares of common stock valued at $834.9 million based upon the Company's stock price for a short period just before and after the Company and Silicon Spice reached agreement and the proposed transaction was announced and b) 1,447,695 shares of restricted common stock and employee stock options valued at $290.2 million in accordance with FIN 44.

   In addition to the purchase consideration, the Company has reserved 39,605 additional shares of common stock for future issuance to a customer upon the exercise of outstanding performance-based warrants of Silicon Spice that were assumed by the Company and become exercisable upon the satisfaction by the customer of certain development requirements.

   In allocating the purchase price for Altima and Silicon Spice, no value has been assigned to the purchase and development agreements because they were executory contracts and their terms were at fair value. However, pursuant to the provisions of Emerging Issues Task Force ("EITF") Issue 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), the related warrants have been assigned fixed values of approximately $238.56 and $227.31 per share, the warrant fair values determined using the Black-Scholes pricing model at the dates the Company acquired Altima and Silicon Spice, respectively. Under EITF 96-18, a performance-based warrant is accounted for using its value at its date of issuance if a significant disincentive to the customer exists that makes the customer's performance probable ("fixed accounting"). At the time the Company assumed the warrants and related purchase and development agreements, the Company determined, in consultation with its independent auditors, that fixed accounting, with the date of acquisition as the valuation measurement date, was required. With respect to the purchase agreements, this determination was based on the fact that the customers are subject to substantial penalties, which include cash penalties if there are shortfalls in meeting the minimum purchase requirements on a periodic basis throughout the term of the agreements and in some cases further cash penalties payable at the end of the agreements if aggregate purchase commitments are not met. With respect to the development agreement, this determination was based on the fact the customer was subject to substantial cash penalties if the customer fails to fulfill its obligations under the agreement. In its evaluation, the Company considered the significance of the cash penalties in relation to both the amounts in each purchase and development agreement and the financial statements of the customers, the effect of forfeiture of the value of the warrants, and the intent and ability of customers to purchase the required products and development services under the agreements.

   These warrants will be accounted for in the Company's financial statements pursuant to EITF Topic D-90, "Grantor Balance Sheet Presentation of Unvested, Forfeitable Equity Instruments Granted to a Nonemployee" ("EITF D-90"). EITF D-90 announces an SEC staff position that an issuer of a performance-based warrant should treat it as unissued for accounting purposes until the issuer has received benefit and the warrant vests. Accordingly, the warrants assumed in the Altima and Silicon Spice acquisitions will be recorded as a reduction of revenue in the amount of $238.56 and $227.31 per share, respectively, only as and to the extent any warrants are earned and vest in future periods. The warrants generally vest quarterly over the period from October 2000 through September 2003, subject to satisfaction by customers of the applicable purchase and development requirements, and are generally exercisable for one year after the vesting date at a weighted average exercise price per share of approximately $0.01.

   At the time the Company acquired Altima and Silicon Spice, the Company expected Altima, Silicon Spice and the customers to perform under the purchase and development agreements and for the assumed warrants to be earned. However, on February 28, 2001, one of the five customers that had entered into a purchase agreement with Altima gave notice to the Company that it was terminating its purchase agreement. Additionally, based on the recent significant economic slowdown in the technology sector and current market conditions, the Company has concluded that the remaining purchase agreements may no longer be desirable. Therefore, the Company is in the process of negotiating termination of the four remaining purchase agreements and cancellation of the related warrants. In addition, the Company is in negotiations with the customer that had entered into the development agreement with Silicon Spice to either revise or terminate the development agreement, which could result in the cancellation of the related warrants. In the event these terminations occur, the accounting for any warrants earned in prior periods will not be affected.

   For purposes of the pro forma financial information, the estimated amount of the in-process research and development is $421.5 million for the Acquired Companies, which is based upon preliminary independent third party valuations. Because such in-process research and development did not reach the stage of technological feasibility by the acquisition date and is expected to have no alternative future use, this amount shall be immediately written-off by the Company and has been reflected in the pro forma balance sheet as a charge against retained earnings.

3. PRO FORMA ADJUSTMENTS

   The pro forma financial information reflects the following adjustments:

   a) To record the preliminary allocation of the purchase price to goodwill and purchased intangibles, deferred tax liabilities and deferred stock-based compensation.

   b) To accrue estimated transaction costs.

   c) To eliminate the Acquired Companies' common stock and retained earnings accounts.

   d) To record the acquisitions of the Acquired Companies' equity securities by the issuance of the Company's common stock, restricted common stock and the assumption of employee stock options.

   e) To record the allocation of purchase price to in-process research and development.

   f) To record amortization expense for goodwill and purchased intangibles over an expected estimated period of benefit ranging from two to five years.

   g) To record stock-based compensation expense generally over a three to four-year period.

   h) Reflects the estimated tax effects of the pro forma adjustments. The pro forma adjustments for the amortization of goodwill and purchased intangibles, in-process research and development, and certain stock-based compensation are excluded from such computations, as the Company does not expect to realize any benefit from these items.

4. EARNINGS PER SHARE

   Basic and diluted earnings (loss) per share for each period are calculated by dividing pro forma net income (loss) by the shares used to calculate earnings
(loss) per share in the historical period plus the effect of the shares and options which were exchanged or assumed in connection with the acquisitions of the Acquired Companies. Potential common shares are excluded from the calculation of diluted earnings (loss) per share in a loss period as the effect would be antidilutive. The effect of the performance-based warrants assumed by the Company will be included in the calculation of basic and diluted earnings
(loss) per share as of the beginning of the period in which the warrants are earned by customers.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BROADCOM CORPORATION,
                                      a California corporation


                                      By: /s/  WILLIAM J. RUEHLE
                                          ---------------------------------
March 29, 2001                            William J. Ruehle
                                          Vice President and
                                          Chief Financial Officer
                                          (Principal Financial Officer)


                                          /s/  SCOTT J. POTERACKI
                                          ---------------------------------
                                          Scott J. Poteracki
                                          Senior Director of Finance and
                                          Corporate Controller
                                          (Principal Accounting Officer)